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                                                                   Exhibit 10(a)
                             TERMINATION AGREEMENT

This agreement made and entered into this 24th day of January, 1994 between Cimarron Gas Companies, Inc., a Delaware corporation (the "Company") and James
C. Jewett (the "Employee");

                              W I T N E S S E T H:
                              --------------------

        WHEREAS, the Company and the Employee entered into that certain employment agreement dated the twelfth day of November, 1992; and

        WHEREAS, both the Company and Employee wish to terminate the employment agreement upon the terms and conditions herein set forth,

        NOW, THEREFORE, in consideration of the mutual promises and agreement set forth herein, the parties hereto agree as follows:

        1) Immediately upon execution of this agreement, the Employee shall have no further obligation to provide services to the Company. Employee shall remain on the Company's payroll as an employee until the close of business on the last day of January, 1994.

        2) The Company shall pay to the Employee the sum of $10,416.67 per month commencing on the first day of February, 1994 and ending with the payment made on the first day of July, 1994. The Company shall make such deductions as are required by federal and state income tax laws, however, such payments are made to Employee in consideration of the release of the Company from any further liability to the Employee as set forth in paragraph 3 hereof.

        3) It is mutually understood and agreed that the above considerations are offered by the Company and accepted by Employee in exchange for Employee's waiver and release, evidenced by Employee's signature below of any and all claims and/or causes of action available to Employee under any federal, state or local statute, including but not limited to, the Age Discrimination and Employment Act of 1967 (as amended), Title VII of the Civil Rights Act of 1964 (as amended), the Americans with Disabilities Act or any theory at common law related to any alleged discrimination of any type whatsoever, and also as full and final compensation for services rendered to the Company and the termination of the Employee's contract agreement.

        Employee acknowledges that this agreement will terminate any liability on the part of the Company to Employee for any reason whatsoever. Employee further acknowledges that the Company has informed the Employee that the Employee may wish to have this agreement reviewed by an attorney of the Employee's choice.

        4) Company acknowledges that this agreement also terminates any liability on the part of Employee to Company arising out of or related to the services which Employee provided

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                                                                   Exhibit 10(a)

to Company during Employee's term of employment. Company expressly releases Employee from any liability for losses resulting to Company arising out of the performance of Employee services to Company.

          IN WITNESS WHEREOF the Company and the Employee have executed this agreement on the date set forth herein above.

          CIMARRON GAS COMPANIES, INC.



          By:      /s/ Robert W. Jackson
              -------------------------------------------
              Robert W. Jackson
              Chief Executive Officer




          By:       /s/ James C. Jewett
              ----------------------------------------------
              James C. Jewett

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